EXHIBIT 4.1










                                 HUB GROUP, INC.
                          2002 LONG-TERM INCENTIVE PLAN
                          -----------------------------












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                                HUB GROUP, INC.

                                  Certificate
                                   ----------

         I, -------, -------- of Hub Group, Inc., having in my custody and possession the corporate records of said corporation, do hereby certify that attached hereto is a true and correct copy of the Hub Group, Inc. 2002 Long-Term Incentive Plan as in effect as of _____________, 2002.

         WITNESS my hand this day of --------- , 2002.


                                                     ----------------
                                                     As Aforesaid


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SECTION 1             GENERAL..................................................1

         1.1      Purpose......................................................1

         1.2      Defined Terms................................................1

         1.3      Participation................................................1

         1.4      Operation and Administration.................................2

SECTION 2             OPTIONS..................................................2

         2.1      Definitions..................................................2

         2.2      Eligibility..................................................2

         2.3      Price........................................................2

         2.4      Exercise.....................................................3

         2.5      Post-Exercise Limitations....................................3

         2.6      Expiration Date..............................................4

         2.7      Reload of Option.............................................4

         2.8      Dividend Equivalents.........................................4

SECTION 3             STOCK APPRECIATION RIGHTS................................4

         3.1      Definition...................................................4

         3.2      Eligibility..................................................5

         3.3      Exercise.....................................................5

         3.4      Settlement of Award..........................................5

         3.5      Post-Exercise Limitations....................................5

         3.6      Expiration Date..............................................6

         3.7      Dividend Equivalents.........................................6

SECTION 4             RESTRICTED STOCK.........................................6

         4.1      Definition...................................................6

         4.2      Eligibility..................................................6

         4.3      Terms and Conditions of Awards...............................6

SECTION 5             PERFORMANCE UNITS........................................7

         5.1      Definition...................................................7

         5.2      Eligibility..................................................7

         5.3      Terms and Conditions of Awards...............................8

         5.4      Payment......................................................8


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         5.5      Termination During Performance Period........................8

SECTION 6             DIRECTORS AUTOMATIC OPTION GRANT.........................8

         6.1      Definition...................................................8

         6.2      Participation................................................8

         6.3      Price........................................................9

         6.4      Exercise.....................................................9

         6.5      Expiration Date..............................................0

SECTION 7             OPERATION AND ADMINISTRATION............................10

         7.1      Effective Date..............................................10

         7.2      Shares Subject to Plan and Other Limitations................10

         7.3      Adjustments to Shares.......................................12

         7.4      Limit on Distribution.......................................14

         7.5      Settlement of Awards........................................14

         7.6      Liability for Cash Payments.................................15

         7.7      Performance-Based Compensation..............................15

         7.8      Withholding.................................................15

         7.9      Transferability.............................................15

         7.10     Administration..............................................16

         7.11     Notices.....................................................16

         7.12     Form and Time of Elections..................................16

         7.13     Agreement With Company......................................16

         7.14     Limitation of Implied Rights................................16

         7.15     Benefits Under Qualified Retirement Plans...................17

         7.16     Evidence....................................................17

         7.17     Gender and Number...........................................17

         7.18     Defined Terms...............................................17

SECTION 8             COMMITTEE...............................................19

         8.1      Selection of Committee......................................19

         8.2      Powers of Committee.........................................19

         8.3      Delegation by Committee.....................................20

         8.4      Information to be Furnished to Committee....................20




                                     -ii-
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         8.5      Liability and Indemnification of Committee..................21

SECTION 9             CHANGE IN CONTROL.......................................21

         9.1      Acceleration of Awards......................................21

         9.2      Definition of Change in Control.............................21

SECTION 10            AMENDMENT AND TERMINATION...............................22



                                      -iii-

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                                 HUB GROUP, INC.
                          2002 LONG-TERM INCENTIVE PLAN
                         ------------------------------

                                    SECTION 1
                                    ---------

                                     GENERAL
                                     -------

1.1 Purpose. The Hub Group, Inc. 2002 Long-Term Incentive Plan (the "Plan") has been established by Hub Group, Inc. (the "Company") to:

               attract and retain key executive and managerial employees;

               attract and retain the services of experienced and knowledgeable directors;

               motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

               provide incentive compensation opportunities that are competitive with those of other corporations; and

               further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock;

          and thereby to promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

1.2 Defined Terms. Capitalized terms used herein which are not otherwise defined in the Plan shall have the meaning set forth in subsection 7.19 hereof.

1.3 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the employees of the Employer who are key executives or managerial employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. Subject to the terms and conditions of the Plan, the Board, after recommendation of the Directors who are not Eligible Directors, shall determine and designate, from time to time, from among the Eligible Directors of the Company those Eligible Directors who will be granted Options under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant; provided, however, that Participants who are Eligible Directors may only be granted Options under Sections 2 and 6 of the Plan and the right to receive an Option under Section 6 shall be subject to the limitations of that Section. Except as otherwise provided by the Committee (or the Board with respect to an Award to an Eligible Director) and consented to by the Participant, or except as otherwise provided in the Plan or Award Agreement, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.

1.4 Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 7.

                                  SECTION 2
                                  ---------

                                   OPTIONS
                                   -------

2.1 Definitions. The grant of an Option under this Section 2 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 2. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee; provided, however, that any Option granted to an Eligible Director shall be a Non-Qualified Stock Option; and provided further that, an Incentive Stock Option may be granted only to employees of the Company and its Affiliates.

2.2 Eligibility. The Committee (or the Board in the case of Options granted to Eligible Directors) shall designate the Participants to whom Options are to be granted under this Section 2 and shall determine the number of shares of Stock to be subject to each such Option. Consistent with the requirements of section 422 of the Code, to the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Affiliates of the Company) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options.

2.3 Price. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section
         2 shall be subject to the following:

               The purchase price shall be established by the Committee (or the Board in the case of Options granted to Eligible Directors) or shall be determined by a method established by the Committee (or the Board in the case of Options granted to Eligible Directors) at the time the Option is granted; provided, however, that in no event shall such price be less than the greater of (i) 100% of the Fair Market Value of a share of Stock as of the date on which the Option is granted; or (ii) the par value of a share of Stock on such date.

               Subject to the following provisions of this subsection 2.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of a cashless exercise

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               arrangement described in paragraph 2.3(d), payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

               The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee (or the Board in the case of Options granted to Eligible Directors).

               A Participant may elect to pay the purchase price upon the exercise of an Option through the following cashless exercise procedures: The Participant shall notify the Corporate Secretary of the intent to exercise. Written instructions will then be prepared and delivered to the Company and the broker indicating the Participant's cashless election and instructing the Company to deliver to the broker the Stock issuable upon exercise. The exercise of the Option will be executed on the same day that the broker is able to sell the stock. The broker will then withhold from the proceeds of the sale and deliver to the Company an amount, in cash, equal to the Option purchase price. An additional amount for federal and state tax withholdings, not to exceed the statutory minimum required tax withholding, may also be withheld and delivered to the Company at the Participant's election.

2.4 Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section 2 shall be exercisable in accordance with the following terms of this subsection 2.4:

               The terms and conditions relating to exercise of an Option shall be established by the Committee (or the Board in the case of Options granted to Eligible Directors), and may include, without limitation, conditions relating to completion of a specified period of service or achievement of performance standards prior to exercise of the Option.

               No Option may be exercised by a Participant: (i) prior to the date on which the Participant completes one continuous year of employment with the Company or any Related Company or one continuous year of service as an Eligible Director, as applicable, after the date as of which the Option is granted (provided, however, that the Committee (or the Board in the case of Options granted to Eligible Directors) may permit earlier exercise following the Participant's Date of Termination or Termination of Service, as applicable, by reason of death or Disability); or (ii) after the Expiration Date applicable to that Option.

               The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right, if any.

2.5 Post-Exercise Limitations. The Committee (or the Board in the case of Options granted to Eligible Directors), in its discretion, may impose

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         such restrictions on shares of Stock acquired pursuant to the exercise of an Option granted under this Section 2 (including Stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance and such other factors as the Committee (or the Board in the case of Options granted to Eligible Directors) determines to be appropriate.

2.6 Expiration Date. The "Expiration Date" with respect to an Option granted under this Section 2 means the date established as the Expiration Date by the Committee (or the Board in the case of Options granted to Eligible Directors) at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

               the ten-year anniversary of the date on which the Option is granted;

               if the Participant's Date of Termination or Termination of Service, as applicable, occurs by reason of Retirement, death or Disability, the one-year anniversary of such Date of Termination or Termination of Service; or

               if the Participant's Date of Termination or Termination of Service, as applicable, occurs for reasons other than Retirement, death or Disability, 60 days following such Date of Termination or Termination of Service.

2.7 Reload of Option. In the event the Participant exercises an Option granted under this Section 2 and pays all or a portion of the purchase price in Stock, in the manner permitted by subsection 2.3, such Participant may, in the Committee's discretion (or the Board's discretion in the case of Options granted to Eligible Directors), be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have a purchase price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an Expiration Date that is the same date as the Expiration Date of the original Option so exercised by payment of the purchase price in shares of Stock.

2.8 Dividend Equivalents. The Committee (or the Board in the case of Options granted to Eligible Directors) may award Dividend Equivalents with respect to Options. The award of Dividend Equivalents shall permit the Participant to earn an amount equal to the dividends payable with respect to the number of shares of Stock subject to the Option for the period the Option is outstanding and unexercised. The right to payment of such earned Dividend Equivalents shall be subject to such restrictions and limitations as may be imposed by the Committee (or the Board in the case of Options granted to Eligible Directors).

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                                  SECTION 3
                                  ---------

                           STOCK APPRECIATION RIGHTS
                           -------------------------

3.1 Definition. Subject to the terms of this Section 3, a "Stock Appreciation Right" granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if granted in tandem with an Option, the purchase price with respect to shares under the tandem Option.

3.2 Eligibility. Subject to the provisions of the Plan, the Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the exercise price shall be established with respect to each such Stock Appreciation Right, and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. If a Stock Appreciation Right is granted in connection with an Option, then, in the discretion of the Committee, the Stock Appreciation Right may, but need not be granted in tandem with the Option.

3.3 Exercise. The exercise of Stock Appreciation Rights shall be subject to the following:


               If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee at the time of grant; provided, however, that except as otherwise expressly provided in the Plan or in the Award Agreement, no Stock Appreciation Right may be exercised by a Participant (i) prior to the date on which he completes one continuous year of employment with the Company or any Related Company after the date as of which the Stock Appreciation Right is granted (provided, however, that the Committee may permit earlier exercise following the Participant's Date of Termination by reason of death or Disability); or (ii) after the Expiration Date applicable to that Stock Appreciation Right.

               If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable at the time the tandem Option is exercisable. The exercise of a Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

3.4 Settlement of Award. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with subsection 3.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, in the discretion of the Committee.

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3.5      Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance and such other factors as the Committee determines to be appropriate.

3.6 Expiration Date. If a Stock Appreciation Right is in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the Expiration Date for the related Option. If a Stock Appreciation Right is not in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the date established as the Expiration Date by the Committee; provided, however, that subject to the following provisions of this subsection 3.6, the Expiration Date with respect to any Stock Appreciation Right shall not be later than the earliest to occur of:

               the ten-year anniversary of the date on which the Stock Appreciation Right is granted;

               if the Participant's Date of Termination occurs by reason of Retirement, death or Disability, the one-year anniversary of such Date of Termination.

               if the Participant's Date of Termination occurs by reason other than Retirement, death, or Disability, 60 days following such Date of Termination.

3.7 Dividend Equivalents. The Committee may award Dividend Equivalents with respect to Stock Appreciation Rights. The award of Dividend Equivalents shall permit the Participant to earn an amount equal to the dividends payable with respect to the number of shares of Stock that are subject to the Stock Appreciation Rights for the period the Stock Appreciation Rights are outstanding and unexercised. The right to payment of such earned Dividends Equivalents shall be subject to such restrictions and limitations as may be imposed by the Committee.

                                  SECTION 4
                                  ---------

                               RESTRICTED STOCK
                               ----------------
4.1 Definition. Subject to the terms of this Section 4, Awards of "Restricted Stock" under the Plan are grants of Stock to Participants, the vesting of which is subject to such conditions as may be established by the Committee.

4.2 Eligibility. The Committee shall designate the Participants to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award.

4.3 Terms and Conditions of Awards. Shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

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               Restricted Stock granted to Participants may not be sold,
               assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of not less than one year after the time of the grant of such Stock (the "Restricted Period"). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares. The Committee may, in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of the Restricted Period be less than one year.

               Except as otherwise determined by the Committee, a Participant whose Date of Termination occurs prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

               The Committee may, in its discretion, condition the vesting of shares of Restricted Stock on the achievement of performance goals.

               Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Hub Group, Inc. 2002 Long-Term Incentive Plan and an agreement entered into between the registered owner and Hub Group, Inc. A copy of such plan and agreement is on file in the office of the Secretary of Hub Group, Inc., 3050 Highland Parkway, Downers Grove, Illinois 60515."

               Subject to the limitations of the Plan and the Award of Restricted Stock, at the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

                                  SECTION 5
                                  ---------

                               PERFORMANCE UNITS
                               -----------------

5.1 Definition. Subject to the terms of this Section 5, the Award of "Performance Units" under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial Award are met.

5.2 Eligibility. The Committee shall designate the Participants to whom Performance Units are to be granted, and the number of units to be the subject to each such Award.

5.3 Terms and Conditions of Awards. For each Participant, the Committee will determine the number of units granted; the value of units, which may be stated either in cash or in shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be paid in cash and/or shares of Stock.

5.4 Payment. The Committee will compare the actual performance to the performance measures established for the Performance Period and determine the number of Performance Units to be paid and their value. Payment for units earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee shall determine. The Committee will determine the number of earned units to be paid in cash and the number to be paid in Stock. For Performance Units valued when granted in shares of Stock, one share of Stock will be paid for each unit earned, or cash will be paid for each unit earned equal to either (a) the Fair Market Value of a share of Stock at the end of the Performance Period or (b) the value of the Stock determined based on the average Fair Market Value for a number of days determined by the Committee. For Performance Units valued when granted in cash, the value of each unit earned will be paid in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by (a) the Fair Market Value of a share of Stock at the end of the Performance Period or (b) the value of a share of Stock determined based on the average Fair Market Value for a number of days determined by the Committee.

5.5 Termination During Performance Period. If a Participant's Date of Termination occurs during a Performance Period with respect to any Performance Shares granted to him, the Committee may determine that the Participant will be entitled to receive all or any portion of the Performance Shares that he would otherwise receive, and may accelerate the determination and payment of the value of such Performance Shares or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                  SECTION 6
                                  ---------

                       DIRECTORS AUTOMATIC OPTION GRANT
                       --------------------------------

6.1 Definition. The grant of an Option under this Section 6 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted. An Option granted under this Section 6 shall not affect any Award previously granted under the Plan or an award under any other plan maintained by the Company or the Related Companies. An Option granted under this Section 6 shall be a Non-Qualified Stock Option.

6.2 Participation. As of the first business day immediately following the date on which a person first becomes an Eligible Director, such person shall be granted an Option to purchase 12,000 shares of Stock (as adjusted pursuant to subsection 7.3), provided such Eligible Director has not previously received an Award under this Section 6 or a comparable provision of a Prior Plan. Any Eligible Director who, as of the Effective Date, has been granted an option under a comparable provision of a Prior Plan which option is outstanding as of the Effective Date (a "Prior Award") shall be granted an Option to purchase 12,000 shares of Stock (as adjusted pursuant to subsection 7.3) as of the date such Prior Award becomes fully exercisable; provided, however, that no award shall be granted to any person pursuant to this sentence unless, as of the date of such Award would be made, the Eligible Director's Termination of Service has not occurred.

6.3 Price. The determination and payment of the purchase price of a share of Stock under each Option granted pursuant to this Section 6 shall be subject to the following:

               The purchase price shall be the greater of (a) 100% of the Fair Market Value of a share of Stock as of the date on which such Option is granted; or (b) the par value of a share of such Stock on such date.

               The full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 6.3(d), payment may be made as soon as practicable after the exercise)and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

               The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof.

               A Participant may elect to pay the purchase price upon the exercise of an Option granted pursuant to this Section 6 through the following cashless exercise procedures: The Participant shall notify the Corporate Secretary of the intent to exercise. Written instructions will then be prepared and delivered to the Company and the broker indicating the Participant's cashless election and instructing the Company to deliver to the broker the Stock issuable upon exercise. The exercise of the Option will be executed on the same day that the broker is able to sell the stock. The broker will then withhold from the proceeds of the sale and deliver to the Company an amount, in cash, equal to the Option purchase price. An additional amount for federal and state tax withholdings, not to exceed the statutory minimum required tax withholding, may also be withheld and delivered to the Company at the Participant's election.

6.4 Exercise. An Option granted under this Section 6 shall be first exercisable with respect to each 1/3 of the number of shares of Stock subject to the Option on the date of each of the first, second and third annual anniversaries of the date as of which the Option is granted, respectively, but only if the Participant continues to serve as a Director until such annual anniversary (or is employed by the Company or any Related Company until such anniversary). Notwithstanding the foregoing, if the Participant's Termination of Service occurs by reason of death or Disability, 100% of an Option granted to a Participant under this Section 6 will become fully exercisable upon the Participant's Termination of Service. An Option granted under this
         Section 6 will not be exercisable after the Expiration Date applicable to that Option, and all rights to purchase shares of Stock pursuant to the Option shall cease as of the Option's Expiration Date.

6.5 Expiration Date. The "Expiration Date" with respect to an Option granted under this Section 6 means the earliest to occur of:

               the ten-year anniversary of the date on which the Option is granted;

               if the Participant's Termination of Service occurs by reason of death, Disability or Retirement, the one-year anniversary of his Termination of Service; and

               if the Participant's Termination of Service occurs for reasons other than Retirement, death or Disability, the three-month anniversary of his Termination of Service.

         A Participant shall not be permitted to exercise an Option granted under this Section 6 after the Participant's Termination of Service except to the extent that the Option is exercisable immediately prior to such cessation. For purposes of this subsection 6.5, if, at the time of a Participant's Termination of Service, he is employed by the Company or a Related Company, then the Expiration Date of the Participant's Option under this subsection 6.5 shall be determined by substituting, in paragraphs 6.5(b) and (c), the Participant's Date of Termination.

                                  SECTION 7
                                  ---------

                         OPERATION AND ADMINISTRATION
                         ----------------------------

7.1 Effective Date. Subject to the approval of the shareholders of the Company, the Plan was adopted by the Board effective _____________, 2002 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted.

7.2 Shares Subject to Plan and Other Limitations. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

               The shares of Stock with respect to which Awards may be made under the Plan shall be shares of Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Stock purchased in the open market or in private transactions.

               Subject to the provisions of subsection 7.3, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed _____________ shares in the aggregate.

               To the extent provided by the Committee (or the Board in the case of any Option granted to an Eligible Director pursuant to
               Section 2), any Award may be settled in cash rather than shares of Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award expires, is forfeited or is canceled, or because the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares of Stock shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

               If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

               Subject to paragraph 7.3, the following additional maximums are imposed under the Plan:

                    The maximum number of shares of Stock that may be covered by Awards granted to any one employee pursuant to Section 2 (relating to Options) and Section 3 (relating to Stock Appreciation Rights) during any one-year Company fiscal year period shall not exceed ___________ shares of Stock, reduced by the sum of (A) the number of shares of Stock subject to all other prior Awards of Options and Stock Appreciation Rights under the Plan within the one-year Company fiscal year period that includes the date of the Award; and (B) the number of shares of Stock subject to all other prior stock options and stock appreciation rights granted to the employee under other plans or arrangements of the Employer within the one-year Company fiscal year period that includes the date of the Award.

                    In the case of Awards, other than Options and Stock Appreciation Rights, granted under the Plan, which Awards are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than shares of Stock and, if such Awards are denominated in cash value, no more than $__________________, may be subject to such Awards granted to any one individual during any one-year Company fiscal year period that includes the date of the Award. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends or other amounts attributable to earnings during the deferral period shall be disregarded.

                    If an Option is in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share, the tandem Option and Stock Appreciation Rights with respect to each share of Stock shall be counted as covering only one share of Stock for purposes of applying the limitations of this Section 7.2.

                    Subject to the provisions of subsection 7.3, the determination made under the foregoing provisions of this paragraph (e) shall be based on the shares subject to the Awards at the time of grant, regardless of when the Awards become exercisable.

7.3      Adjustments to Shares.

               If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards and the number of shares of Stock subject to future automatic grant as provided in Section 6; and
               (iv) the per-share price under any outstanding Award and the per-share purchase price under any future automatic grant as provided in Section 6 to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

               If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares, subject to the following:

                    If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph (b) would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

                    All or any of the Awards may be canceled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the canceled Awards.

                    Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

               Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be canceled. If Awards are canceled under this paragraph (c) then, with respect to any affected Participant, either:

                    the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or

                    the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of the canceled Awards.

               The foregoing provisions of this paragraph (c) shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate.

               In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection 7.3, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Employer.

               The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

               Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Awards then outstanding hereunder.

               Awards under the Plan are subject to adjustment under this subsection 7.3 only during the period in which they are considered to be outstanding under the Plan, with the determination of whether an Award is outstanding to be made by the Committee.

7.4 Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

               Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

               In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

7.5 Settlement of Awards. Except as otherwise provided in the Plan or in an Award Agreement, the obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee (or the Board in the case of any Option granted to an Eligible Director pursuant to Section 2) shall determine. Satisfaction of any such obligations under an Award may be subject to such conditions, restrictions and contingencies as the Committee (or the Board in the case of any Option granted to an Eligible Director pursuant to Section 2) shall determine. The Committee (or the Board in the case of any Option granted to an Eligible Director pursuant to Section 2) may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents.

7.6 Liability for Cash Payments. Subject to the provisions of this Section 7, a Participant's employer shall be liable for payment of cash due under the Plan with respect to such Participant to the extent that such benefits are attributable to the services rendered for that employer by the Participant. Any disputes relating to liability of an employers for cash payments shall be resolved by the Committee.

7.7 Performance-Based Compensation. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation," as that term is used in Code Section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements, including without limitation:

               The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Awards.

               The submission of such Awards and performance goals to the Company's shareholders for approval and making the receipt of benefits under such Awards contingent on receipt of such approval.

               Providing that no payment or distribution be made under such Awards unless the Committee certifies that the goals and the applicable terms of the Plan and Agreement reflecting the Awards have been satisfied.

         To the extent that the Committee determines that the foregoing requirements relating to Performance-Based Compensation do not apply to Awards under the Plan because the Awards constitute Options or Stock Appreciation Rights, the Committee may, at the time the Award is granted, conform the Awards to alternative methods of satisfying the requirements applicable to Performance-Based Compensation.

7.8 Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan; provided, however, that withholding through the surrender of shares may not exceed the amount necessary to satisfy the statutory minimum required tax withholding.

7.9 Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 7.9, the Committee may permit awards under the Plan to be transferred to or for the benefit of the Participant's family, subject to such limits as the Committee may establish.

7.10 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with Section 8.

7.11 Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

7.12 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

7.13 Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee will require a Participant to enter into an Award Agreement with the Company in a form specified by the Committee, evidencing the Award under the Plan, agreeing to the terms and conditions of the Plan and agreeing to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

7.14     Limitation of Implied Rights.

               Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employer whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employer. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of the Employer shall be sufficient to pay any benefits to any person.

               Neither the Plan nor Awards granted under the Plan shall confer any right upon a Participant to continue as an employee or

               Director for any period of time or give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Subject to the provisions of Section 4 (relating to Restricted Stock Awards), no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock under the Plan.

7.15 Benefits Under Qualified Retirement Plans. Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant's benefits under any Qualified Retirement Plan.

7.16 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

7.17 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

7.18 Defined Terms. For purposes of the Plan, the terms listed below shall be defined as follows:

               Affiliate. The term "Affiliate" means any entity which is a parent corporation (as defined in section 424(e) of the Code) or a subsidiary corporation (as defined in section 424(f) of the Code).

               Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights, Restricted Stock, Performance Units, and Dividend Equivalents.

               Award Agreement. "Award Agreement" shall mean an agreement evidencing the grant of an Award hereunder as described in
               Section 7.13.

               Board. The term "Board" shall mean the Board of Directors of the Company.

               Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

               Committee. The term "Committee" means the committee designated in accordance with Section 8 to administer the Plan.

               Date of Termination. A Participant's "Date of Termination" shall be the date that his employment with the Employer terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Employer approved by the Participant's employer.

               Director. The term "Director" means a member of the Board of Directors of the Company.

               Disability. A Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

               Eligible Director. Each Director who is not an employee of the Company or any Related Company.

               Employer. The Company and all Related Companies.

               Exchange Act. The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               Fair Market Value. The "Fair Market Value" of a share of Stock of the Company as of any date shall be the closing market composite price for such Stock as reported for the NASDAQ Stock Exchange on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

               Incentive Stock Option. An Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code.

               Non-Qualified Option. An Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

               Option. The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

               Performance-Based Compensation. The term "Performance-Based Compensation" shall have the meaning ascribed to it in section 162(m)(4)(C) of the Code.

               Prior Plans. The term "Prior Plans" means the Hub Group, Inc. 1997 Long-Term Incentive Plan, the Hub Group, Inc.1996 Long-Term Incentive Plan, and the Hub Group 1999 Long-Term Incentive Plan.

               Qualified Retirement Plan. The term "Qualified Retirement Plan" means any plan of the Company or a Related Company that is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986, as amended.

               Related Companies. The term "Related Company" means (i) any corporation, partnership, joint venture or other entity during any period in which it owns, directly or indirectly, at least thirty percent of the voting power of all classes of stock of the Company (or successor to the Company) entitled to vote; and
               (ii) any corporation, partnership, joint venture or other entity during any period in which either:

               (A) it is effectively controlled by; or

               (B) at least thirty percent of its voting or profits interest is owned, directly or indirectly, by;

               the Company, any entity that is a successor to the Company or any entity that is a Related Company by reason of clause (i) next above.

               Retirement. "Retirement" in the case of a Participant who is not an Eligible Director shall mean the occurrence of the Participant's Date of Termination for reasons other than death or Disability on or after the date on which the Participant (i) attains age 55, or (ii) attains age 50 and has completed at least 10 continuous years of service with the Company and the Employer. "Retirement" in the case of a Participant who is an Eligible Director shall mean the occurrence of the Eligible Director's Termination of Service on or after his attainment of age 65 for reasons other than death or Disability.

               SEC. "SEC" shall mean the Securities and Exchange Commission.

               Stock. The term "Stock" shall mean shares of common stock of the Company.

               Termination of Service. The term "Termination of Service" shall mean the date on which an individual ceases to be a Director.


                                  SECTION 8
                                  ---------

                                   COMMITTEE
                                   ---------

8.1 Selection of Committee. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board, or such greater number as may be required for compliance with SEC Rule 16b-3 and the requirements of section 162(m) of the Code and regulations thereunder.

8.2 Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

               Subject to the provisions of the Plan, the Committee will have authority and discretion to select employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

               Subject to the provisions of the Plan, the Committee will have authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

               The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

               Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

               Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

8.3 Delegation by Committee. Except to the extent prohibited by the provisions of Rule 16b-3, the rules relating to Performance-Based Compensation, applicable state law, the applicable rules of any stock exchange, or any other applicable rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

8.4 Information to be Furnished to Committee. The Employer shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employer as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

8.5 Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employer be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employer. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employer against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.


                                  SECTION 9
                                  ---------

                               CHANGE IN CONTROL
                               ------------------

9.1 Acceleration of Awards. Subject to the provisions of subsection 7.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

               All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

               All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

               All Restricted Stock and Performance Units shall become fully vested.

9.2 Definition of Change in Control. For purposes of the Plan, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows:

               Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 30 percent or more of the total voting power of the Company's then outstanding stock.

               A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board. In case of a tender offer described in this paragraph (b), the Change in Control will be deemed to have occurred upon the first to occur of (i) any time during the offer when the person (using the definition in (a) above) making the offer owns or has accepted for payment stock of the Company with 25 percent or more of the total voting power of the Company's stock, or (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of the Company's stock when the offer terminates.

               Individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.


                                  SECTION 10
                                  ----------

                           AMENDMENT AND TERMINATION
                           -------------------------

        The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 7.3 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

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